EXHIBIT 9(B)

                            SCHRODER SERIES TRUST II
                           SUBADMINISTRATION AGREEMENT


         THIS AGREEMENT dated as of theAgreement, dated and effective as of December 9, 1997, between Schroder Series Trust II, a Delaware business trust (the "Trust") with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Administrative Services, LLC (the "Subadministrator"), a limited liability company organized under Delaware law.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized to issue shares of beneficial interest in separate series and classes;

     WHEREAS, the Trust has entered into an Investment Advisory Agreement with Schroder Capital Management International Inc. (the "Adviser")and an Administration Agreement with Schroder Fund Advisors Inc. (The "Administrator"), pursuant to which the Adviser and Administrator provide certain management and administrative services for the Trust;

         WHEREAS, the Fund desires that the Subadministrator perform certain administrative services for each series of the Trust as listed in Appendix A hereto (each, a "Fund") and each class of shares of each Fund, if any, and the Subadministrator is willing to provide these services on the terms and conditions set forth in this Agreement;;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Subadministrator agree as follows:

         SECTION 1. APPOINTMENT. The Trust hereby appoints the Subadministrator as subadministrator of the Trust and of each Fund and any class of shares thereof,  and the  Subadministrator  hereby  accepts  such  appointment,  all in accordance with the terms and conditions of this Agreement. In connection therewith, the Trust has delivered to the Subadministrator copies of its Trust Instrument and the Trust's registration statement on Form N-1A, and all amendments thereto, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), and the current prospectus and statement of additional information of each Fund and any class thereof (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"), and shall promptly furnish the Subadministrator with all amendments of or supplements to the foregoing.

         SECTION 2. FURNISHING OF EXISTING ACCOUNTS AND RECORDS. The Trust shall promptly turn over to the Subadministrator such of the accounts and records previously maintained by or for it as are necessary for the Subadministrator to perform its functions under this Agreement. The Trust authorizes the Subadministrator to rely on such accounts and records turned over to it and hereby indemnifies and will hold the Subadministrator, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of the Trust to provide any portion of such or to provide any information needed by the Subadministrator to knowledgeably perform its functions.

         SECTION 3.  ADMINISTRATIVE DUTIES

         (a) Subject to the direction and control of the Board and in cooperation with the Adviser and Administrator, the Subadministrator shall provide, or oversee, as applicable, administrative services necessary for the Trust's operations with respect to each Fund except those services that are the responsibility of the Adviser,


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Administrator or the Trust's custodian or transfer agent, all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Trust, each Fund and any class thereof, as applicable, the Subadministrator shall:

                  (i) oversee: (A) the preparation and maintenance by the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Trust or a Fund required to be prepared or maintained by the Trust or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Adviser and the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the shares;

                           (ii) oversee the  performance of  administrative  and
                  professional services rendered to the Trust by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing and shareholder servicing and other services performed for each Fund or class thereof;

                           (iii) be responsible for the preparation and the printing of the periodic updating of the Registration Statement and Prospectus, tax returns, and reports to shareholders, the Securities and Exchange Commission and state securities commissions;

                           (iv) be responsible for the preparation of proxy and information statements and any other communications to shareholders;

                           (v) at the  request of the Board,  provide  the Trust
                  with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Trust;

                           (vi) provide the Trust, at the Trust's request,  with
                  the services of persons who are competent to perform such supervisory or administrative functions as are necessary for effective operation of the Trust;

                           (vii)   prepare,   file  and   maintain  the  Trust's
                  governing  documents,   including  the  Trust  Instrument  and
                  minutes of meetings of Trustees and shareholders;

                           (viii) with the  cooperation of the Trust's  counsel,
                  the Adviser, the Administrator and other relevant parties, preparation and dissemination of materials for Board meetings;

                           (ix) monitor sales of shares and ensure that such shares are properly and duly registered with the Securities and Exchange Commission and applicable state securities commissions;

                           (x) oversee the calculation of (or calculate) performance data for dissemination to information services covering the investment company industry, for sales literature of the Trust and other appropriate purposes;

                           (xi) oversee the  determination of (or determine) the
                  amount of, and supervise the payment of, dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal


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               Revenue Code of 1986, as amended,  and prepare and  distribute to
               appropriate   parties  notices   announcing  the  declaration  of
               dividends and other distributions to shareholders; and

                           (xii) advise the Trust and its Board on matters concerning the affairs of the Trust or a Fund.

         (c) The Subadministrator shall prepare and maintain, or cause to be prepared and maintained, records in such form for such periods and in such locations as may be required by applicable regulations, all documents and records relating to the services provided to the Trust pursuant to this Agreement required to be maintained pursuant to the 1940 Act, rules and regulations of the Securities and Exchange Commission, the Internal Revenue Service and any other national, state or local government entity with jurisdiction over the Trust. The accounts and records pertaining to the Trust that are in possession of the Subadministrator, or an entity subcontracted by the Subadministrator, shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such accounts and records at all times during the Subadministrator's, or its subcontractor's, normal business hours. Upon the reasonable request of the Trust, copies of any such accounts and records shall be provided promptly by the Subadministrator to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor to any of the Subadministrator's obligations under this agreement, the Subadministrator shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by the Subadministrator, or its subcontractor, under this Agreement.

         SECTION 4.  STANDARD OF CARE

         (a) The Subadministrator, in performing under the terms and conditions of this Agreement, shall use its best judgment and efforts in rendering the services described herein, and shall incur no liability for its status under this Agreement or for any reasonable actions taken or omitted in good faith. As an inducement to the Subadministrator's undertaking to render these services, the Trust hereby agrees to indemnify and hold harmless the Subadministrator, its employees, agents, officers and directors, from any and all loss, liability and expense, including any legal expenses, arising out of the Subadministrator's performance under this Agreement, or status, or any act or omission of the Subadministrator, its employees, agents, officers and directors; provided that this indemnification shall not apply to the Subadministrator's actions taken or failures to act in cases the Subadministrator's own bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; and further provided, that the Subadministrator shall give the Trust notice and reasonable opportunity to defend against any such loss, claim, damage, liability or expense in the name of the Trust or the Subadministrator, or both. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim or demand, and to retain counsel of good standing chosen by the Trust and approved by the Subadministrator,such approval not to which approval shall be unreasonably withheldnot be withheld unreasonably. In the event the Trust does elect to assume the defense of any such suit and retain counsel of good standing approved by the Subadministrator, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Subadministrator does not approve of counsel chosen by the Trust or the Subadministrator has been advised that it may have available defenses or claims that are not available or conflict with those available to the Trust, the Trust will reimburse the Subadministrator, its employees, agents, officers and directors for the fees and expenses of any one counsellaw firm retained as counsel by the Subadministrator or them. The Subadministrator may, at any time, waive its right to indemnification under this agreement and assume its own defense. The provisions of paragraphs (b) through
(d) of this Section 4 should not in any way limit the foregoing:

         (a) The Subadministrator may rely upon the advice of the Trust or of counsel, who may be counsel for the Trust or counsel for the Subadministrator, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted, and the Subadministrator shall not be liable to anyone for any actions taken in good faith upon such statements.

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         (b) The  Subadministrator  may act upon any  oral  instruction  that it receives  and that it  believes in good faith was  transmitted  by the person or
persons   authorized   by  the  Board  to  give  such  oral   instruction.   The
Subadministrator shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction.

         (c) The Subadministrator shall not be liable for any action taken in good faith reliance upon any written instruction or certified copy of any resolution of the Board, and the Subadministrator may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Subadministrator to have been validly executed.

         (d) The Subadministrator may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

         SECTION 5. EXPENSES. Subject to any agreement by the Subadministrator or other person to reimburse any expenses of the Trust that relate to any Fund, the Trust shall be responsible for and assume the obligation for payment of all of its expenses, including: (a) the fee payable under Section 6 hereof; (b) any fees payable to the Adviser; (c) any fees payable to the Administrator; (d) expenses of issue, repurchase and redemption of shares; (e) interest charges, taxes and brokerage fees and commissions; (f) the cost (or appropriate share thereof) of reasonable premiums for errors and omissions and other liability insurance policy of FFSI; (g) premiums of insurance for the Trust, its Trustees and officers and fidelity bond premiums; (hg) fees, interest charges and expenses of third parties, including the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (ih) fees of pricing, interest, dividend, credit and other reporting services; (ij) costs of membership in trade associations; (kj) telecommunications expenses; (l) funds transmission expenses;
(m) auditing, legal and compliance expenses; (n) costs of forming the Trust and maintaining its existence; (o) to the extent permitted by the 1940 Act, costs of preparing and printing the Funds' Prospectuses, application forms and shareholder reports and delivering them to existing shareholders; (p) expenses of meetings of shareholders and proxy solicitations therefor; (q) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of shares of a Fund of the Trust and of preparing tax returns; (r) costs of reproduction, stationery and supplies; (s) fees and expenses of the Trust's Trustees; (t) compensation of the Trust's officers and employees who are not employees of the Adviser, the Administrator or Sub- the Subadministrator or their respective affiliated persons, and costs of other personnel (who may be employees of the Adviser, the Administrator, or the Subadministrator or their respective affiliated persons) performing services for the Trust; (u) costs of Trustee meetings; (v) Securities and Exchange Commission registration fees and related expenses; (w) state or foreign securities laws registration fees and related expenses; and (x) all fees and expenses paid by the Trust in accordance with any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act or under any shareholder service plan or agreement.

         In the event that this Agreement is terminated, the Subadministrator shall be reimbursed for reasonable charges and disbursements associated with promptly transferring to the Administrator or successor subadministrator the original or copies of all accounts and records maintained by the Subadministrator hereunder, and cooperating with, and providing reasonable assistance to, the Administrator or successor subadministrator in the establishment of the accounts and records necessary to carry out the Administrator's or successor subadministrator's responsibilities.

         SECTION 6.  COMPENSATION

         (a) In consideration of the services performed by the Subadministrator under this Agreement, the Trust will pay the Subadministrator, with respect to each Fund, a fee at the annual rate listed in Appendix B hereto. Such fee shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. (a) For the administrative services provided by the Sub-Administrator pursuant to this AgreementIf the fees payable pursuant to

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this provision  begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement, the Trust shall pay to Sub- the Subadministrator such compensation as shall be payable prior to the effective date of such termination.

         (b) In the event that this Agreement is terminated, the Subadministrator shall be reimbursed for reasonable charges and disbursements associated with promptly transferring to its successor as designated by the Trust the original or copies of all accounts and records maintained by the Subadministrator under this Agreement, and cooperating with, and providing reasonable assistance to its successor in the establishment of the accounts and records necessary to carry out the successor's or other person's responsibilities.

         (c) Notwithstanding anything in this Agreement to the contrary, the Subadministrator and its affiliated persons may receive compensation or reimbursement from the Trust with respect to: (i) the provision of services on behalf of a Fund or a class thereof in accordance with any distribution plan adopted by the Trust with respect to such Fund or class, pursuant to Rule 12b-1 under the 1940 Act: or (ii) the provision of shareholder support or other services, including shareholder subaccounting services or (iii) service as a Director or officer of the Fund.

         SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date first above written with respect to each Fund of the Trust then existing and shall relate to every other fund created as of the later of the date on which the Trust's Registration Statement relating to the shares of such fund becomes effective or the fund commences operations.

         (b) This Agreement shall continue in effect for twelve months and, thereafter, shall be automatically renewed each year for an additional term of one year.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty: (i) by the Board on 60 days' written notice to the Subadministrator, or (ii) by the Subadministrator on 60 days' written notice to the Trust. Upon receiving notice of termination by the Subadministrator, the Trust shall use its best efforts to obtain a successor administrator. Upon receipt of written notice from the Trust of the appointment of a successor and upon payment to the Subadministrator of all fees owed through the effective termination date, and reimbursement for reasonable charges and disbursements, the Subadministrator shall promptly transfer to the successor administrator the original or copies of all accounts and records maintained by the Subadministrator under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor administrator in the establishment of the accounts and records necessary to carry out the successor administrator's responsibilities. For so long as the Subadministrator continues to perform any of the services contemplated by this Agreement after termination of this Agreement as agreed to by the Trust and the Subadministrator, the provisions of Sections 4 and 6 hereof shall continue in full force and effect.

         SECTION 8.  ACTIVITIES OF SCHRODER ADVISORS

         (a) Except to the extent necessary to perform the Subadministrator's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Subadministrator, or any affiliate of the Subadministrator, or any employee of the Subadministrator, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

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         (b) The Subadministrator may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more corporations, trusts,
firms,   individuals   or   associations,   which  may  be   affiliates  of  the
Subadministrator, who agree to comply with the terms of this Agreement. The Subadministrator may pay those persons for their services, but no such payment will increase the Subadministrator's compensation from the Trust.

         SECTION 9. COOPERATION WITH INDEPENDENT AUDITORS. The Subadministrator shall cooperate, if applicable, with the Trust's independent auditors and shall take reasonable action to make all necessary information available to such auditors for the performance of their duties.

         SECTION 10. SERVICE DAYS. Nothing contained in this Agreement is intended to or shall require the Subadministrator, in any capacity under this agreement, to perform any functions or duties on any day other than a business day of the Trust or of a Fund or class thereof. Functions or duties normally scheduled to be performed on any day that is not a business day of the Trust or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 11. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, or by first-class mail, postage prepaid, or by overnight or two-day private mail service to the respective party. Notice to the Trust shall be given as follows or at such other address as the Trust may designate in writing:

                  Schroder Series Trust II
                  Two Portland Square
                  Portland, Maine 04101

         Notice to the Subadministrator shall be given as follows or at such other address as Schroder Advisors may designate in writing:

                  Forum Administrative Services, LLC
                  Two Portland Square
                  Portland, Maine 04101

         Notices and other communications received by the parties at the addresses listed above shall be deemed to have been properly given.

         SECTION 12.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Subadministrator agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Subadministrator's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

         SECTION 13.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) This Agreement may be executed in two or more counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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         (c) If any part,  term or  provision  of this  Agreement  is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (d) Section and Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Subadministrator, or by the Subadministrator, without the written consent of the Trust authorized or approved by a resolution of the Board.

         (f) This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                   SCHRODER SERIES TRUST II

                                   By:      /S/ CATHERINE A. MAZZA
                                        ------------------------------
                                            Catherine A. Mazza
                                            Vice President


                                   FORUM ADMINISTRATIVE SERVICES, LLC

                                   By:      /S/ DAVID I. GOLDSTEIN
                                        -------------------------------
                                            David I Goldstein,
                                            Managing Director



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                            SCHRODER SERIES TRUST II
                            ADMINISTRATION AGREEMENT


                                   APPENDIX A
                               FUNDS OF THE TRUST

         Schroder All-Asia Fund





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                            SCHRODER SERIES TRUST II
                            ADMINISTRATION AGREEMENT


                                   APPENDIX A
                               ADMINISTRATION FEES

                                           Fee as % of the Average Annual
FUNDS OF THE TRUST                         DAILY NET ASSETS OF THE FUND
------------------                         ------------------------------
         Schroder All-Asia Fund                     0.05%





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